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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 21, 2003

                               TWINLAB CORPORATION

               (Exact Name of Registrant as Specified in Charter)


           Delaware                      0-21003                 11-3317986
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(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
        Incorporation)                 File Number)          Identification No.)

                          150 MOTOR PARKWAY, SUITE 210
                            HAUPPAUGE, NEW YORK 11788

                    (Address of Principal Executive Offices)

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                                 (631) 467-3140

              (Registrant's telephone number, including area code)

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

      On October 21, 2003, Twinlab Corporation, Twin Laboratories Inc. and Twin Laboratories (UK) Ltd. (collectively "Twinlab" or the "Company") announced that the bid by IdeaSphere Inc. remained the highest and best bid for substantially all of the assets of Twinlab.

      On September 4, 2003, Twinlab commenced voluntary cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Court") and entered into an asset purchase agreement for the sale of substantially all of Twinlab's assets with IdeaSphere Inc., of Grand Rapids, Michigan. Pursuant to bidding procedures approved by the Court, the final deadline for additional qualified bidders to submit bids for Twinlab's assets was set for 4:00 p.m. EST on October 20, 2003. After the receipt of numerous bids in the pre-filing sale process, no additional bids were received in conjunction with the post-petition open bidding process approved by the Court. The transaction with IdeaSphere, which is subject to final review and approval by the Court at a hearing on October 27, 2003, is scheduled to close in the next several weeks under the terms of the asset purchase agreement.

      A copy of the press release announcing the foregoing is attached hereto as
Exhibit 99.1 and is incorporated in its entirety herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits

            99.1  Press release dated October 21, 2003.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 22, 2003            TWINLAB CORPORATION
                                   (registrant)


                                   By:      /s/ Ross Blechman
                                        ------------------------------
                                   Name: Ross Blechman
                                   Its: Chairman of the Board,
                                        Chief Executive Officer and President


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                                  EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION
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99.1                    Press release dated October 21, 2003.


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